UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2024

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure regarding the Additional Forward Sale Agreements (as defined below) under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported in a Current Report on Form 8-K filed on November 5, 2024 with the Securities and Exchange Commission (the “Prior Form 8-K”), on November 4, 2024, Xcel Energy Inc., a Minnesota corporation (“Xcel Energy”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Bank PLC and Bank of America, N.A., acting in their capacities as forward purchasers (collectively, the “Forward Purchasers”), Barclays Capital Inc. and BofA Securities, Inc., acting in their capacities as forward sellers (collectively, the “Forward Sellers”), and Barclays Capital Inc. and BofA Securities, Inc., as representatives of the underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Forward Sellers sold to the Underwriters an aggregate of 18,320,610 shares of Xcel Energy common stock, par value $2.50 per share (“common stock”). In addition, on November 4, 2024, Xcel Energy entered into separate forward sale agreements with each of the Forward Purchasers, relating to an aggregate of 18,320,610 shares of Xcel Energy common stock (collectively, the “Forward Sale Agreements”). In addition, the Underwriters were granted a 30-day option to purchase from time to time up to an additional 2,748,091 shares of Xcel Energy common stock upon the same terms.

On November 6, 2024, the Underwriters exercised in full their option to purchase the additional 2,748,091 shares of Xcel Energy common stock pursuant to the Underwriting Agreement and, in connection therewith, Xcel Energy entered into separate additional forward sale agreements with each of the Forward Purchasers, relating to an aggregate of 2,748,091 shares of Xcel Energy common stock (the “Additional Forward Sale Agreements”), on terms substantially similar to those contained in the Forward Sale Agreements.

The descriptions of the Underwriting Agreement, the Forward Sale Agreements and the Additional Forward Sale Agreements set forth above do not purport to be complete and are qualified in their respective entireties by reference to the terms and conditions of the Underwriting Agreement and each of the Forward Sale Agreements, which are filed as Exhibits 1.01, 10.01 and 10.02, respectively, to the Prior Form 8-K, and the terms and conditions of the Additional Forward Sale Agreements, which are filed as Exhibit 10.01 and 10.02 hereto, and, in each case, incorporated herein by reference.

All of the shares of Xcel Energy common stock offered and sold in this offering were registered pursuant to Xcel Energy’s registration statement (the “Registration Statement”) previously filed with the Securities and Exchange Commission on Form S-3 (File No. 333-278797).

This Current Report on Form 8-K is being filed to file certain documents in connection with the offering as exhibits to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

5.01	Opinion of Amy L. Schneider as to the legality of the common stock.

10.01	Additional Forward Sale Agreement, dated November 6, 2024, between Xcel Energy Inc. and Barclays Bank PLC, in its capacity as a Forward Purchaser.

10.02	Additional Forward Sale Agreement, dated November 6, 2024, between Xcel Energy Inc. and Bank of America, N.A., in its capacity as a Forward Purchaser.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota corporation)

By:	/s/ Todd Wehner
Name:	Todd Wehner
Title:	Vice President, Treasurer

Date: November 7, 2024